EXHIBIT 10.2

LEAK-OUT AGREEMENT

August 1, 2023

Leak-Out Agreement (the “Leak-Out Agreement”), dated as of August 1, 2023, by and between Charge Enterprises, Inc., a Delaware corporation (the “Company”), and Paul M. Williams (the “Holder”).

WHEREAS, as of the date hereof, the Holder received 2,085,263 shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), pursuant to a Unit Purchase Agreement dated August 1, 2023 by and between the Company, Nextridge, Inc., a wholly-owned indirect subsidiary of the Company, the Holder and the other parties named therein (the “Purchase Agreement”); and

WHEREAS, the Common Stock was issued to Holder as a book entry with Manhattan Transfer Registrar Co. (the “Transfer Agent”); and

WHEREAS, as a condition to Closing of the transactions contemplated by the Purchase Agreement, the Holder has agreed to enter into this Leak-Out Agreement with respect to all the Common Stock owned by the Holder.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

The Holder agrees, without the prior written consent of the Company, prior to the eighteen  (18) month anniversary of the date of this Agreement, (the “Initial Period”), Holder shall not, directly or indirectly (including through any affiliates or otherwise), (a) sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), directly or indirectly, any shares of Common Stock of the Company; (b) enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Common Stock, including any option, right or warrant to purchase Common Stock; (c) enter into a transaction which would have the same effect; or (d) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock (clauses (a), (b), (c) and (d), the “Restricted Actions”).  Following the Initial Period, the Restricted Actions shall continue to apply until December 31, 2025 (the “Fall Away Date”), provided that the Restricted Actions shall not apply following the Initial Period to sales or transactions of Common Stock as permitted in the table set forth on Schedule I hereto (any such sales or transactions, the “Allowed Transfers”); and provided further that the Holder may only conduct Allowed Transfers on two days of each other week, and the two days in such bi-weekly period must be consecutive.  In addition to the foregoing restrictions, Holder shall not, directly or indirectly (including through any affiliates or otherwise), sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of any Common Stock at prices less than 95% of the closing price on the last trading day of the immediately preceding calendar week, and any sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition by Holder, directly or indirectly (including through any affiliates or otherwise), shall comply, at all times, with applicable law. Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Leak-Out Agreement, and the Transfer Agent shall not be permitted to affect any transfer without the review and approval of the Company to verify compliance with this Leak-Out Agreement.

If the Holder is designated by the Company as a Section 16 Person under the Securities Act of 1934, as amended, any Allowed Transfers made by the Holder must be reported by the Holder on a Form 4 (or any successor form) with the SEC on a timely basis, and if Allowed Transfers are conducted on two separate days in the same weekly period, such Allowed Transfers must be reported on one Form 4.

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In connection with a registration with the United States Securities and Exchange Commission under the Securities Act of the public sale of shares of Common Stock, Holder shall not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time prior to the effective date of such registration and continuing through and following the effective date of such registration (not to exceed 180 days) as the Company or the underwriters, as the case may be, shall specify.  Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section.  The Holder shall execute a form of agreement reflecting the foregoing restrictions as requested by the underwriters managing such offering.

            Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be delivered to at the facsimile number or e-mail address provided on the signature page hereto.

            This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

            This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

            The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

            This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

            All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

            Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.  Each party agrees to waive any requirement or obligation on the part of the other party to post a surety bond or other security in any action seeking the remedies of specific performance, an injunction and/or other preliminary or equitable relief in connection with this Agreement.

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The parties hereto have executed this Leak-Out Agreement as of the date first set forth above.

Sincerely,
CHARGE ENTERPRISES, Inc.

By:	/s/ Craig Denson
Name:	Craig Denson
Title:	CCO & COO
Email	Address: craig@charge.enterprises

Agreed to and Accepted:

“HOLDER”

PAUL M. WILLIAMS

/s/ Paul M. Williams

Email Address: pwilliams@greenspeed.com

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SCHEDULE I

1.	Floor sales price of $2.00
2.	Pre-open orders and post-close orders not permitted.
3.	Sales may be conducted between 9:40 A.M., and 3:50 P.M. only.
4.	Number of shares that may be sold shall be based on daily volume and stock price, as follows:

a.	No. of shares up to 10% daily volume if stock price is between $2.00 and $3.00;
b.	No. of shares up to 15% daily volume if stock price is between $3.01 and $4.00; and
c.	No. of shares up to 20% daily volume if stock price is greater than $4.00.

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